EXHIBIT 5.1

July 29, 2025

The Boeing Company

929 Long Bridge Drive

Arlington, VA 22202

RE: Registration of Offer and Sale of 30,000,000 Shares of Common Stock of The Boeing Company

Registration Statement on Form S-8

Ladies and Gentlemen:

As Vice President, Assistant General Counsel and Corporate Secretary of The Boeing Company (the “Company”), I have acted as counsel in connection with the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering up to an aggregate of 30,000,000 shares of common stock, $5.00 par value per share, of the Company (the “Shares”), which may be issued pursuant to The Boeing Company 401(k) Retirement Plan, formerly known as The Boeing Company Voluntary Investment Plan (the “Plan”).

In reaching the opinions set forth herein, I, or attorneys under my supervision, have examined the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation as amended to date, the Company’s By-Laws as amended to date, and such resolutions of the Company’s Board of Directors and other documentation as I have deemed necessary or advisable for the purpose of this opinion.

Based on and subject to the foregoing, I am of the opinion that the Shares that may be issued by the Company pursuant to the Plan, upon the due execution by the Company and registration by its registrar of the Shares, the issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefore in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws). We do not express any opinion herein on the laws of any other jurisdiction.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Interests of Named Experts and Counsel” in the Registration Statement.

Cordially,

/s/ John C. Demers
John C. Demers
Vice President, Assistant General Counsel and Corporate Secretary